The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-286679
SUBJECT TO COMPLETION, DATED APRIL 22, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 22, 2025)
23,000,000 Class A Ordinary Shares
Sportradar Group AG
The selling shareholders (“Selling Shareholders”) identified in this prospectus supplement are selling an aggregate of 23,000,000 of our Class A ordinary shares, par value CHF 0.10 per share (“Class A Ordinary Shares”). We are not selling any Class A Ordinary Shares under this prospectus supplement and will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.
Our Class A Ordinary Shares are listed and traded on the Nasdaq Global Select Market under the trading symbol “SRAD.” On April 21, 2025 the closing sale price of our Class A Ordinary Shares as reported on the Nasdaq Global Select Market was $23.01 per share.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters 3,000,000 Class A Ordinary Shares offered in this offering at the price per share at which the underwriters purchase the Class A Ordinary Shares from the Selling Shareholders in this offering, subject to certain limitations, up to a maximum of $75.0 million (the “Concurrent Share Repurchase”). The underwriters will not receive any compensation for the shares being purchased by us. The offering is not conditioned upon the completion of the Concurrent Share Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares subject to the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”
Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Annual Report on Form 20-F”), filed with the SEC on March 20, 2025, for a discussion of the factors you should carefully consider before deciding to purchase our Class A Ordinary Shares.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Selling Shareholders	$	$

(1)
See “Underwriting” beginning on page S-23 of this prospectus supplement for a description of the compensation payable to the underwriters. No underwriting discount will be paid on the Class A Ordinary Shares sold to us pursuant to the Concurrent Share Repurchase.

The Selling Shareholders have granted the underwriters an option to purchase up to an additional 3,450,000 Class A Ordinary Shares from the Selling Shareholders at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Class A Ordinary Shares against payment therefor in U.S. dollars in New York, New York on or about      , 2025.

(listed in alphabetical order)
Joint Book-Running Managers
Goldman Sachs & Co. LLC	J.P. Morgan
The date of this prospectus supplement is           , 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-286679) that we initially filed with the SEC on April 22, 2025, and that automatically became effective upon filing. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement and the accompanying prospectus include important information about us, the Class A Ordinary Shares being offered and other information you should know before investing in the Class A Ordinary Shares.
This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, and only under the circumstances and in jurisdictions where it is lawful to do so. Neither Sportradar, the Selling Shareholders, nor the underwriters have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. Neither Sportradar, the Selling Shareholders, nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. The information in this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, as applicable, or any sale of Class A Ordinary Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
Under the shelf registration process, the Selling Shareholders may from time to time sell the Class A Ordinary Shares covered by the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus before deciding to invest in our Class A Ordinary Shares. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.
When we refer to “Sportradar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sportradar Group AG and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Class A Ordinary Shares.
Our financial information is presented in Euros. All references in this prospectus supplement to “$” mean U.S. dollars, all references to “€” mean Euros and all references to “CHF” mean Swiss Francs.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements appear in a number of places in this prospectus supplement and in reports we file with the SEC, including, without limitation, in Item 3.D. “Risk Factors,” Item 4. “Information on the Company” and Item 5. “Operating and Financial Review and Prospects” included in the Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of forward-looking statements included or incorporated by reference in this prospectus supplement include, but are not limited to, statements regarding our future results of operations and financial position; growth strategy and plans and objectives of management for future operations; and repurchases of our Class A Ordinary Shares under the Share Repurchase Program and the Concurrent Share Repurchase.
Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties, including, but not limited to:
•
economic downturns and political and market conditions (including uncertainty and instability resulting from catastrophic events, such as acts of war or terrorism) beyond our control could adversely affect our business, financial condition or results of operations;

•
we depend on the success of our strategic relationships with our sports league partners;

•
social responsibility concerns and public opinion regarding responsible gambling, gambling by minors, match-fixing and related matters may adversely impact our reputation;

•
changes in public and consumer tastes and preferences and industry trends could reduce demand for our products, services and content offerings;

•
potential changes in competitive landscape, including new market entrants or disintermediation by participants in the industry, could harm our business;

•
our potential inability to anticipate and adopt new technology in response to changing industry and regulatory standards and evolving customer needs may adversely affect our competitiveness;

•
real or perceived errors, failures or bugs in our products could materially and adversely affect our financial conditions or results of operations;

•
our inability to protect our systems and data from continually evolving cybersecurity risks, security breaches or other technological risks could affect our reputation among our clients, consumers and regulators, and may expose us to liability;

•
interruptions and failures in our systems or infrastructure, including as a result of cyber-attacks, natural catastrophic events, geopolitical events, disruptions in our workforce, system breakdowns or fraud may have a significant adverse effect on our business;

•
we, our clients and our suppliers may be subject to a variety of U.S. and foreign laws on sports betting, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business;

•
a significant amount of our revenue is indirectly derived from jurisdictions where we or our clients are not required to hold a license or limited regulatory framework exists and the legality of sports betting varies from jurisdiction to jurisdiction and is subject to uncertainties;

S-iii

•
our inability to achieve efficiencies through the use of artificial intelligence may adversely affect our competitiveness;

•
failure to recruit, retain and develop qualified personnel, including key members of our management team, would have a detrimental impact on our operations, create disruption and overall reduce our competitiveness;

•
our growth prospects depend on the legal and regulatory status of real money gambling and betting legislation applicable to our clients and other stakeholders in the industry;

•
failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain and/or retain a supplier license or authorization applied for in a particular jurisdiction, could impact our ability to comply with or cause rejection of licensing in other jurisdictions;

•
evolving criminal and administrative laws that may prevent our sports betting operator clients licensed in other EU member states from operating in or providing services to clients within their territory;

•
our failure to comply with evolving governmental regulations and other legal obligations, particularly related to privacy, data protection and information security;

•
failure to obtain, maintain, protect, enforce and defend our intellectual property rights, or to obtain intellectual property protection that is sufficiently broad, may diminish our competitive advantages or interfere with our ability to develop, market and promote our products and services;

•
our ability to successfully remediate the material weakness in our internal control over financial reporting;

•
seasonality and volatility could result in fluctuations in our quarterly revenue and operating results or in perceptions of our business prospects;

•
our ability to generate sufficient revenue to maintain profitability;

•
difficulties in our ability to evaluate, complete and integrate acquisitions (including the proposed acquisition of the global sports betting portfolio business of IMG Arena US Parent, LLC) successfully;

•
any current or future joint ventures or minority investments will be subject to certain risks inherent in these investments;

•
we may not be able to secure financing in a timely manner, or at all, to meet our long-term future capital needs, which could impair our ability to execute our business plan; and

•
as a foreign private issuer, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements contained or incorporated by reference in this prospectus supplement speak only as of the date hereof or thereof. Except as required by applicable law, we undertake no obligation to publicly update or revise any estimates or forward-looking statements whether as a result of new information, future events or otherwise, or to reflect the occurrence of unanticipated events.

S-iv

SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our Class A Ordinary Shares. Before you decide to invest in our Class A Ordinary Shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties.
Overview
Sportradar is a leading technology platform enabling next generation engagement in sports and the number one provider of B2B solutions to the global sports betting industry based on revenue. We provide mission-critical products, data and content to sports leagues and federations, betting operators and media companies. Since our founding in 2001, we have been at the forefront of innovation in the sports betting industry and we continue to be a global leader in understanding, leveraging and monetizing the power of sports data.
We offer one of the most robust platforms with seamless integrations between leagues, betting operators and media companies. In particular:
•
our global portfolio includes more than 85 of the most bet upon sports;

•
we enabled betting on more than 1 million matches in 2024;

•
our Managed Trading System (“MTS”) facilitated betting by over 65 million individuals in 2024;

•
our MTS processed 87 billion bet selections in 2024; and

•
we facilitated 7.6 billion streaming viewing sessions in 2024.

Our scale and platform enable us to be a trusted partner and leader in navigating the complexities of the highly regulated betting industry. Our software solutions cover a broad range of the sports industry needs, from data collection and processing to visualization, risk management, and platform services. We have built one of the most advanced and comprehensive software offerings that simplify our clients’ operations, drive efficiencies and enrich fan experiences.
Our end-to-end offering, integrated technology and global footprint deeply embeds us across the sports ecosystem. The following are examples of products and services we provide our global partners:
•
Betting Operators:   We have approximately 800 betting operator clients to which we provide pre-match data and odds, live data and odds, as well as sports audiovisual content. Our full-suite of software solutions includes Betting data/Betting entertainment tools, Managed Betting Services, iGaming, and Marketing and advertising solutions. Our product offerings facilitate scalability, speed to market, cost efficiency and reduction of operational risk and complexity.

•
Sport Leagues:   We have approximately 400 sport leagues partners to which we provide technology, data collection tools and Integrity services. This includes live data and analysis as well as tech-enabled solutions for fraud monitoring and anti-doping. Additionally, we provide sport league partners access to sports betting operators and media companies to distribute their data and content globally.

•
Media and Technology Companies:   We have approximately 900 media and technology clients including both broadcasters and digital leaders, we provide products and services to help reach and engage sports fans across distribution channels. Our range of services includes data feeds and APIs, sports audiovisual content, broadcasting solutions, digital services, research and analytics, over-the-top streaming solutions and programmatic advertising solutions.

We also leverage our highly diversified sport rights partnerships as a key competitive advantage for our product offerings and client solutions. We have strategically cultivated sport partnerships that include a range of exclusive rights with many Tier 1 properties, including, but not limited to, National Basketball

Association (“NBA”), Major League Baseball (“MLB”), the National Hockey League (“NHL”), Association of Tennis Professionals (“ATP”), the South American Football Confederation (“CONMEBOL”), Union of European Football Associations (“UEFA”), the Asian Football Confederation (“AFC”), and the Deutsche Fußball Liga (“DFL”) beginning in the 2025/2026 season. Through collaboration, these partners have not only benefited from newly created revenue streams as well as increased scale and distribution of content. In addition to sports data, our various partnerships also provide us with exclusive audiovisual rights that further stimulate product innovation and increased engagement with sports fans around the world.
Our mission is to drive growth and value to our clients by being at the forefront of cutting-edge technology that drives innovations in sports data and analytics, including computer vision and data visualization. Our platform is used globally by organizations of all sizes from large enterprises to small start-up businesses. As our clients experience the benefits of our platform, they typically expand both their usage and the number of products and services that they purchase from us. We believe there is significant room for growth since, as of December 31, 2024, only 40% of our top clients purchased four or more of our products.
Market Opportunity
Sports Betting
Sports betting is the fastest growing category within the broader gambling market. According to the H2 Gambling Capital’s Global Gaming Data Summary, dated January 27, 2025 (the “H2 Report”), the global sports betting market is projected to grow from $94.1 billion in 2024 to $150.0 billion in 2029, representing a compound annual growth rate (“CAGR”) of 10%. The same source projects growth in the following markets:
•
APAC and the Middle East are projected to grow from $32.2 billion in 2024 to $41.1 billion in 2029, representing a CAGR of 5.0%;

•
Europe is projected to grow from $32.5 billion in 2024 to $47.5 billion in 2029, representing a CAGR of 7.9%;

•
North America is projected to grow from $18.2 billion in 2024 to $40.7 billion in 2029, representing a CAGR of 17.4%;

•
Latin America and the Caribbean is projected to grow from $4.5 billion in 2024 to $9.7 billion in 2029, representing a CAGR of 16.7%; and

•
Africa is projected to grow from $5.2 billion in 2024 to $9.2 billion in 2029, representing a CAGR of 12.0%.

Live betting, also known as in-play betting, allows users to bet on specific plays and other events or outcomes within a game. According to March 2025 data from Citizens JMP Securities, gross gambling revenue (“GGR”) from in-play betting in the United States is projected to grow from 33% in 2024 to 44% in 2027 and 47% in 2029.
iGaming
Another element of our growth strategy is expansion into the iGaming market by helping our sportsbook clients acquire new customers through our marketing services capabilities. GGR globally in 2024 is estimated to be $50 billion according to the H2 Report. We estimate that 20% of this amount, or $10 billion, is spent on iGaming marketing, of which we estimate that 20%, or $2 billion, is spent on digital channels.
Competitive Strengths
•
End-to-end data and software solutions provider with a global footprint.

•
Integrated platform for business-critical needs of betting operators and media partners.

•
Our proprietary technology engine.

•
Market leading portfolio of sports data and content.

•
Deeply embedded position with sports leagues.

•
Powerful network effects accelerate our value proposition.

•
Visionary founder-led team.

Growth Strategies
•
Capitalize on market growth with our depth, breadth and scale.

•
Drive take rate, including capturing additional share of in-play betting.

•
Expand into adjacent markets with primary focus on iGaming.

•
Drive innovation and reduce growth barriers by leveraging technology and AI.

Recent Developments
Preliminary Financial Information for the Three Months Ended March 31, 2025
In connection with this offering, we are providing a preliminary range for our revenue, profit and Adjusted EBITDA for the three months ended March 31, 2025. The preliminary financial information below is based on management’s preliminary analysis of financial results for the three months ended March 31, 2025 and information available as of the date of this prospectus supplement. Our independent registered accounting firm has not reviewed or audited the preliminary financial information set forth below. Prior to the release of our financial results for that period, we may identify items that would require us to make adjustments to the preliminary financial information, which may be material to the information presented below. Accordingly, our actual results may differ materially from those contained in the preliminary financial information set forth below.
This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) Accounting Standards. In addition, this preliminary financial information for the three months ended March 31, 2025 is not necessarily indicative of the results to be achieved for any future period.
Subject to the qualifications set forth above, for the three months ended March 31, 2025, we currently expect to report Revenue of between approximately €307 million and €311 million, Profit of between approximately €20 million and €24 million and Adjusted EBITDA of between approximately €56 million to €58 million.
The following table sets forth a reconciliation of the preliminary financial information of Adjusted EBITDA to the preliminary financial information of profit from continuing operations for the three months ended March 31, 2025:
Reconciliation of Profit for the Period from Continuing Operations to Adjusted EBITDA (in thousands)	Low Range	High Range
Revenue	€307,000	€311,000
Profit for the period from continuing operations	€20,000	€24,000
Add:
Finance income	(2,000)	(2,000)
Finance costs	22,000	22,000
Depreciation and amortization (excluding amortization of capitalized sport rights licenses)	16,000	16,000
Foreign currency loss (gain), net	(28,000)	(28,000)
Share-based compensation	15,000	15,000
Other	8,000	6,000
Income tax expense	5,000	5,000
Adjusted EBITDA	€56,000	€58,000

Adjusted EBITDA is a non-IFRS financial measured that represents earnings for the period from continuing operations adjusted for finance income and finance costs, income tax expense or benefit, depreciation and amortization (excluding amortization of capitalized sport rights licenses), foreign currency gains or losses, and other items that are not related to the Company’s revenue-generating operations such as share-based compensation. Other costs includes non-recurring items not related to the Company’s revenue-generating operations such as management restructuring costs, non-routine litigation, and transaction-related costs.
License fees relating to sport rights are a key component of how we generate revenue and one of our main operating expenses. Only licenses that meet the recognition criteria of IAS 38 are capitalized. The primary distinction for whether a license is capitalized or not capitalized is the contracted length of the applicable license. Therefore, the type of license we enter into can have a significant impact on our results of operations depending on whether we are able to capitalize the relevant license. As such, our presentation of Adjusted EBITDA reflects the full costs of our sport right’s licenses. We believe that, by including amortization of sport rights in its calculation of Adjusted EBITDA, the result is a financial metric that is both more meaningful and comparable for management and investors while also being more indicative of our ongoing operating performance.
We present Adjusted EBITDA because management believes that some items excluded are not representative of our ongoing business and this information is relevant in evaluating the results relative to other entities that operate in the same industry. Management believes Adjusted EBITDA is useful to investors for evaluating Sportradar’s operating performance against competitors, which commonly disclose similar performance measures. However, Sportradar’s calculation of Adjusted EBITDA may not be comparable to other similarly titled performance measures of other companies. Adjusted EBITDA is not intended to be a substitute for any IFRS financial measure.
Items excluded from Adjusted EBITDA include significant components in understanding and assessing financial performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as an alternative to, or a substitute for, profit for the period, revenue or other financial statement data presented in our consolidated financial statements as indicators of financial performance. We compensate for these limitations by relying primarily on our IFRS results and using Adjusted EBITDA only as a supplemental measure.
Corporate Information
We started our business in 2001, and our current holding company is a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, registered in the commercial register of the Canton of St. Gallen (the “Commercial Register”) under CHE-164.043.805 on June 24, 2021. Our legal name is Sportradar Group AG and our commercial name is Sportradar. Our principal executive offices are located at Feldlistrasse 2, CH-9000 St. Gallen, Switzerland. Our telephone number at this address is +41 71 517 72 00. Our website address is https://www.sportradar.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at https://www.sec.gov. Our agent for service of process in the United States is Sportradar US LLC and its address is 420 North 5th Street, Minneapolis, Minnesota 55401.

THE OFFERING
Issuer
Sportradar Group AG
Class A Ordinary Shares offered by the Selling Shareholders
23,000,000 Class A Ordinary Shares (or 26,450,000 Class A Ordinary Shares if the underwriters exercise in full their option to purchase additional shares as described below).
Option to purchase additional Class A Ordinary Shares
The Selling Shareholders have granted the underwriters an option to purchase up to an additional 3,450,000 Class A Ordinary Shares from the Selling Shareholders at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. See “Underwriting.”
Class A Ordinary Shares to be outstanding immediately after this offering and the Concurrent Share Repurchase(1)
221,390,294 Class A Ordinary Shares, including 805,703 shares held in treasury before the offering and 3,000,000 shares to be deposited in the treasury as a result of the Concurrent Share Repurchase. Treasury shares are held for potential future issuance. They do not have voting rights until such time, but are entitled to the economic benefits applicable to shares generally.
Use of Proceeds
All the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus supplement will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from such sales. See “Use of Proceeds.”
Concurrent Share Repurchase
In March 2024, our board of directors approved a $200 million share repurchase program (the “Share Repurchase Program”). As of April 21, 2025, the Company had repurchased 1,776,556 million Class A Ordinary Shares under the Share Repurchase Program for a total of $20.3 million, with $179.7 million remaining under the Share Repurchase Program.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters 3,000,000 Class A Ordinary Shares offered in this offering at the price per share at which the underwriters purchase the Class A Ordinary Shares from the Selling Shareholders in this offering, subject to certain limitations, up to a maximum of $75.0 million.
The underwriters will not receive any compensation for the shares being purchased by us. The offering is not conditioned upon the completion of the Concurrent Share Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares subject to the Concurrent Share Repurchase.
We intend to fund the Concurrent Share Repurchase with cash on hand. If consummated, the Concurrent Share Repurchase is being consummated pursuant to, and will reduce dollar-for-dollar available authorized capacity under, the Share Repurchase Program.
See “Concurrent Share Repurchase” for additional information about the Concurrent Share Repurchase.

Risk Factors
See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.
Nasdaq Symbol
Our Class A Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “SRAD.”

(1)
Unless otherwise indicated in this prospectus supplement, the number of Class A Ordinary Shares outstanding immediately after this offering and the Concurrent Share Repurchase is based on 221,390,294 Class A Ordinary Shares outstanding as of April 21, 2025, which includes 805,703 shares held in treasury before the offering and 3,000,000 shares to be deposited in treasury as a result of the Concurrent Share Repurchase, and does not include:

•
16,357,526 Class A Ordinary Shares reserved for issuance upon the vesting of restricted stock units and performance stock units outstanding under the Company’s 2021 Omnibus Stock Plan;

•
12,881,565 Class A Ordinary Shares available for future awards to be issued under the Company’s 2021 Omnibus Stock Plan;

•
5,912,794 Class A Ordinary Shares reserved for issuance under the Company’s Employee Share Purchase Plan;

•
up to 3,461,174 Class A Ordinary Shares issuable upon exercise of warrants with an exercise price of $0.01 per share;

•
up to 1,353,740 Class A Ordinary Shares issuable upon exercise of warrants with an exercise price of $23.45 per share; and

•
1,739,742 Class A Ordinary Shares issuable in connection with the Company’s license agreement with MLB Advanced Media, L.P..

RISK FACTORS
An investment in our Class A Ordinary Shares involves risks. Before deciding whether to invest in our Class A Ordinary Shares, you should carefully consider the risk factors described below and in the Annual Report on Form 20-F incorporated by reference into this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included herein and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in the Annual Report on Form 20-F.
Risks Related to this Offering and Ownership of Our Class A Ordinary Shares
The market price of our Class A Ordinary Shares could be negatively affected by this offering and future sales of our Class A Ordinary Shares.
Future sales by us or our shareholders of a substantial number of Class A Ordinary Shares in the public market, including through this offering, or the perception that these sales might occur, could cause the market price of our Class A Ordinary Shares to decline and could consequently impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.
We, the Selling Shareholders and certain of our directors and officers have agreed with the underwriters that, for a period of 75 days with respect to the Company, 60 days with respect to the Selling Shareholders (other than with respect to Carsten Koerl for which the period is 180 days) and 45 days with respect to our directors and officers (other than Carsten Koerl for which the period is 180 days), after the date of this prospectus supplement, we and they will not, directly or indirectly, offer, pledge, sell, contract to sell, grant any option to purchase or otherwise dispose of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or in any manner transfer all or a portion of the economic consequences associated with the ownership of Class A Ordinary Shares, or cause a registration statement covering any Class A Ordinary Shares to be filed except for the Class A Ordinary Shares offered in this offering, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, who may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to those lock-up agreements. However, these restrictions are subject to certain important exceptions, and with respect to us, the restrictions won’t apply to, among other things, Class A Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans, or other employee compensation plans existing on the date of this prospectus supplement or upon exercise of currently outstanding options, warrants or rights, and with respect to such directors and executive officers, among other things, Class A Ordinary Shares sold pursuant to pre-existing plans established pursuant to Rule 10b5-1 under the Exchange Act. See the section titled “Underwriting.”
Pursuant to the Registration Rights Agreement, dated September 9, 2021 (as amended, the “Registration Rights Agreement”), by and among Sportradar and the Selling Shareholders, the Selling Shareholders were granted certain registration rights. We are registering the Class A Ordinary Shares covered hereby for resale pursuant to the terms and subject to the conditions of the Registration Rights Agreement, and the Selling Shareholders have a further 181,032,845 of our Class A Ordinary Shares (including Class A Ordinary Shares issuable upon conversion of our Class B ordinary shares, par value CHF 0.10 per share (“Class B Ordinary Shares”)) that they can sell in a future offering or offerings.

We cannot guarantee that our Share Repurchase Program will be fully consummated or that it will enhance long-term shareholder value. Share repurchases could also increase the volatility of the trading price of our Class A Ordinary Shares and will diminish our cash reserves.
Our board of directors has authorized the Share Repurchase Program pursuant to which the Company is authorized to repurchase up to a maximum aggregate amount of $200 million of Class A Ordinary Shares. As of April 21, 2025, we have $179.7 million remaining under the Share Repurchase Program (before giving effect to the Concurrent Share Repurchase). We cannot guarantee that the Share Repurchase Program will be fully consummated. The Company is not obligated to repurchase any of the Class A Ordinary Shares, and the timing and amount of any repurchases will depend on legal requirements, market conditions, share price, the availability of the safe harbor provided by Rule 10b-18 under the Exchange Act, alternative uses of capital, and other factors. The closing of the Concurrent Share Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Share Repurchase. Further, our share repurchases could affect our share trading prices, increase their volatility, reduce our cash reserves and may be suspended or terminated at any time, which may result in a decrease in the trading price of our shares. The Concurrent Share Repurchase, once consummated, will reduce the remaining amount available for purchase under the Share Repurchase Program. See “Concurrent Share Repurchase.”

CONCURRENT SHARE REPURCHASE
In March 2024, our board of directors approved our $200 million Share Repurchase Program. As of April 21, 2025, the Company had repurchased 1,776,556 million Class A Ordinary Shares under the Share Repurchase Program for a total of $20.3 million, with $179.7 million remaining under the Share Repurchase Program.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters 3,000,000 Class A Ordinary Shares offered in this offering at the price per share at which the underwriters purchase the Class A Ordinary Shares from the Selling Shareholders in this offering, subject to certain limitations, up to a maximum of $75.0 million.
The underwriters will not receive any compensation for the shares being purchased by us. The offering is not conditioned upon the completion of the Concurrent Share Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares subject to the Concurrent Share Repurchase.
We intend to fund the Concurrent Share Repurchase with cash on hand. If consummated, the Concurrent Share Repurchase is being consummated pursuant to, and will reduce dollar-for-dollar available authorized capacity under, the Share Repurchase Program.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our Class A Ordinary Shares in this offering by the Selling Shareholders. The Selling Shareholders will bear the underwriting discount attributable to their sales of Class A Ordinary Shares and transfer taxes, if any, and we will bear the remaining expenses, in each case in accordance with the Registration Rights Agreement. For more information about the Selling Shareholders, see “Selling Shareholders.”

SELLING SHAREHOLDERS
The following table is prepared based on information provided to us by the Selling Shareholders. It sets forth the name and address of the Selling Shareholders, the aggregate number of Class A Ordinary Shares that the Selling Shareholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Shareholders both before and after giving effect to this offering, including the Concurrent Share Repurchase.
We have based percentage ownership prior to this offering on 220,584,591 Class A Ordinary Shares outstanding, excluding 805,703 Class A Ordinary Shares held in treasury, and 783,670,701 Class B Ordinary Shares outstanding, excluding 120,000,000 Class B Ordinary Shares held in treasury, each as of April 21, 2025. We have based percentage ownership after this offering on (i) 217,584,591 Class A Ordinary Shares, excluding 3,805,703 Class A Ordinary Shares held in treasury, and (ii) 783,670,701 Class B Ordinary Shares, excluding 120,000,000 Class B Ordinary Shares held in treasury, each outstanding immediately after the completion of this offering and the Concurrent Share Repurchase, assuming (1) no exercise by the underwriters of their option to purchase additional Class A Ordinary Shares from the Selling Shareholders and (2) 3,000,000 Class A Ordinary Shares have been deposited in the Company’s treasury account as a result of the Concurrent Share Repurchase. Treasury shares are held for potential future issuance. They do not have voting rights until such time, but are entitled to the economic benefits applicable to shares generally.
We have determined beneficial ownership in accordance with the rules of the SEC. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to this Offering						Ordinary Shares Beneficially Owned After this Offering
	Class A		Class B				Class A		Class B
Name of Selling Shareholder	Number	%	Number	%	% of Total Voting Power Pre-Offering	Class A Ordinary Shares Being Offered Hereby	Number	%	Number	%	% of Total Voting Power Post- Offering
CPP Investment Board Europe Inc.(1)	79,555,080	36.1%	—	—	8.0%	8,968,005	70,587,075	32.4%	—	—	7.0%
TCV IX Sports Corp.(2)	34,079,496	15.5%	—	—	3.4%	3,841,679	30,237,817	13.9%	—	—	3.0%
Carsten Koerl(3)	12,031,199	5.5%	783,670,701	100.0%	79.2%	10,190,316	1,840,883	.9%	783,670,701	100.0%	78.5%

(1)
These shares are directly beneficially owned by CPP Investment Board Europe Inc. (“CPP Europe”), a wholly owned subsidiary of Canada Pension Plan Investment Board (“CPP Investments”), and accordingly, CPP Investments may be deemed to beneficially own 79,555,080 of our Class A Ordinary Shares and have shared voting and dispositive power over such shares. None of the members of the board of directors of CPP Investments has sole voting or dispositive power with respect to our Class A Ordinary Shares. The business address for each of CPP Investments and CPP Europe is One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5, Canada.

(2)
TCV IX Sports Corp. (“TCV IX Sports”) is the direct beneficial holder of 34,079,496 of our Class A Ordinary Shares. TCV IX Sports has the sole power to dispose or direct the disposition of the Class A Ordinary Shares that it holds directly and has the sole power to vote or direct the vote of such shares. John Doran, a member of our board of directors, is the sole director of TCV IX Sports. Mr. Doran disclaims beneficial ownership of such Class A Ordinary Shares. Each of TCV IX, L.P (“TCV IX”), TCV IX (A), L.P. (“TCV IX (A)”), TCV IX (B), L.P. (“TCV IX (B)”), TCV Member Fund, L.P. and TCV Sports, L.P. (“TCV Sports”) (collectively, the “TCV Entities”), as indirect beneficial holders of the Class A Ordinary Shares held directly by TCV IX Sports, and Technology Crossover Management IX, Ltd., as the ultimate general partner of the TCV Entities, may be deemed to have the sole power to dispose or direct the disposition of the shares held by TCV IX Sports and may have the sole power to direct the vote of such Class A Ordinary Shares. Technology Crossover Management IX, L.P., as the direct general partner of TCV IX, TCV IX (A), TCV IX (B) and TCV Sports (collectively, the “TCV IX Funds”), may also be deemed to have sole power to dispose or direct the disposition of the Class A Ordinary Shares indirectly held by the TCV IX Funds and may have the sole power to direct the vote of such Class A Ordinary Shares. The address for Technology Crossover Management IX, Ltd., the TCV IX Funds, and the TCV Entities is c/o TCV, 250 Middlefield Road, Menlo Park, California 94025.

(3)
Carsten Koerl is our Chief Executive Officer and a member of our board of directors.

TAX CONSIDERATIONS
Material U.S. Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of Class A Ordinary Shares and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences discussed below.
This summary applies only to U.S. Holders that acquire Class A Ordinary Shares in exchange for cash pursuant to this prospectus supplement and that hold Class A Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the net investment income tax. In addition, it does not address all U.S. federal income tax consequences relevant to holders subject to special rules, including, without limitation:
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regulated investment companies or real estate investment trusts;

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brokers, dealers, or traders in securities;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

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persons subject to alternative minimum tax;

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persons holding Class A Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an applicable financial statement;

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persons that actually or constructively own 10% or more (by vote or value) of our stock;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

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U.S. Holders whose functional currency is not the U.S. dollar;

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traders that elect to mark-to market;

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persons who hold or received Class A Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Class A Ordinary Shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CLASS A ORDINARY SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Ordinary Shares that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders
Distributions on Class A Ordinary Shares
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” if Sportradar makes distributions of cash or property on the Class A Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) to a U.S. Holder will generally be treated for U.S. federal income tax purposes first as a dividend to the extent of Sportradar’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the Class A Ordinary Shares, with any excess treated as capital gain from the sale or exchange of the shares. Because Sportradar does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rates, provided that:
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either (a) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or (b) Sportradar is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

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Sportradar is neither a PFIC (as discussed below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to a U.S. Holder in Sportradar’s taxable year in which the dividend is paid or the preceding taxable year;

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the U.S. Holder satisfies certain holding period requirements; and

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the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

U.S. Treasury Department guidance indicates that the Class A Ordinary Shares, which are listed on the Nasdaq Global Select Market, are readily tradable on an established securities market in the United States. Thus, Sportradar believes that any dividends that it pays on the Class A Ordinary Shares will be potentially eligible for the lower tax rates. U.S. Holders should consult their tax advisors regarding the availability of the lower tax rates for dividends paid with respect to Class A Ordinary Shares.

Subject to certain complex conditions and limitations (including a minimum holding period requirement), any foreign withholding taxes on dividends (at a rate not exceeding any applicable treaty rate) may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For this purpose, dividends distributed by Sportradar with respect to the Class A Ordinary Shares generally will constitute foreign source income and “passive category income”, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Final Treasury regulations (the “Foreign Tax Credit Regulations”) have imposed additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. However, recent notices from the IRS (the “Notices”) indicate that the U.S. Department of the Treasury and the IRS are considering proposing amendments to such Treasury regulations and allow, subject to certain conditions, taxpayers to defer the application of many aspects of such Treasury regulations until the date when a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In addition, for periods in which Sportradar is a “United States-owned foreign corporation,” a portion of dividends (generally attributable to earnings and profits from sources within the United States) paid by Sportradar may be treated as U.S. source solely for purposes of the foreign tax credit. A United States-owned foreign corporation is any foreign corporation if 50% or more of the total value or total voting power of its stock is owned, directly, indirectly or by attribution, by United States persons. We believe that Sportradar may be treated as a United States-owned foreign corporation. As a result, if 10% or more of its earnings and profits are attributable to sources within the United States, a portion of the dividends paid on Class A Ordinary Shares allocable to United States source earnings and profits may be treated as United States source for purposes of the foreign tax credit. In such event, subject to relief under an applicable income tax treaty, a U.S. Holder may not be able to offset any foreign withholding taxes withheld as a credit against United States federal income tax imposed on that portion of dividends.
If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct any foreign withholding taxes on dividends in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances, including the effects of any applicable income tax treaty.
The amount of any distribution paid in foreign currency that will be included in the gross income of a U.S. Holder will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder generally should not recognize any foreign currency gain or loss in respect of such distribution if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder. Any further gain or loss on a subsequent conversion or other disposition of the currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. The amount of any distribution of property other than cash will be the U.S. dollar fair market value of such property on the date of distribution.
Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares.
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder had a holding period in the Class A Ordinary Shares of more than one year. A non-corporate U.S. Holder, including an individual, who has held the

Class A Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon the sale, exchange, redemption or other taxable disposition of Class A Ordinary Shares, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. In addition, subject to the Notices (as described above), any foreign taxes on disposition gains are likely not creditable under the Foreign Tax Credit Regulations unless a U.S. Holder is eligible for and elects the benefits of an applicable income tax treaty. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax implications of any foreign taxes imposed on disposition gains in their particular circumstances, including creditability, deductibility and determination of the amount realized as well as the application of any applicable income tax treaty to such U.S. Holder’s particular circumstances.
If the consideration received upon the sale or other taxable disposition of Class A Ordinary Shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of the sale or other taxable disposition. If such Class A Ordinary Shares are treated as traded on an established securities market, a cash basis U.S. Holder or an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale or other taxable disposition. If such Class A Ordinary Shares are not treated as traded on an established securities market, or the relevant U.S. Holder is an accrual basis taxpayer that does not make the special election, such U.S. Holder will recognize foreign currency gain or loss to the extent attributable to any difference between the U.S. dollar amount realized on the date of sale or other taxable disposition (as determined above) and the U.S. dollar value of the currency received translated at the spot rate on the settlement date, and such gain or loss generally will constitute U.S. source ordinary income or loss.
Passive Foreign Investment Company Rules
Sportradar will be classified as a passive foreign investment company (a “PFIC”), within the meaning of Section 1297 of the Code, for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, Sportradar will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.
Under the PFIC rules, if Sportradar were considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, Sportradar would continue to be treated as a PFIC with respect to such investment by such U.S. Holder unless (i) Sportradar ceases to be a PFIC and (ii) such U.S. Holder makes a “deemed sale” election under the PFIC rules.
Based on the recent, current and anticipated composition of the income, assets and operations of Sportradar and its subsidiaries, Sportradar does not expect to be treated as a PFIC in the current taxable year. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of Sportradar and its subsidiaries from time to time as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Thus, the determination can only be made annually after the close of each taxable year. Furthermore, because the value of Sportradar’s gross assets is likely to be determined in part by reference to its market capitalization, a decline in the value of the Class A Ordinary Shares may result in Sportradar becoming a PFIC. Accordingly, there can be no assurances that Sportradar will not be classified as a PFIC for the current taxable year or for any future taxable year.
If Sportradar is considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, any gain such U.S. Holder recognizes on a sale or other disposition of the Class A Ordinary Shares, as well as the amount of any “excess distribution” (defined below) such U.S. Holder receives, would be allocated ratably over such U.S. Holder’s holding period for the Class A Ordinary Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before Sportradar became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, distributions on the Class A Ordinary Shares that are received in a taxable year by a U.S. Holder will be treated as excess distributions to the extent that they exceed 125% of the average of the annual distributions on the Class A Ordinary Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.
Under certain attribution rules, if Sportradar were considered a PFIC, U.S. Holders may be deemed to own their proportionate share of equity in any PFIC owned by Sportradar (“lower-tier PFICs”), and generally will be subject to U.S. federal income tax in the manner discussed above on (1) a distribution to Sportradar on the shares of a lower-tier PFIC and (2) a disposition by Sportradar of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.
Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of the Class A Ordinary Shares if Sportradar is considered a PFIC. Sportradar does not intend to provide the information necessary for U.S. Holders of Class A Ordinary Shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. In addition, because a mark-to-market election with respect to Sportradar generally does not apply to any equity interests in lower-tier PFICs owned by Sportradar, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by Sportradar that are treated as equity interests in a PFIC for U.S. federal income tax purposes.
If Sportradar is considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, such a U.S. Holder would generally also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations.
U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in Class A Ordinary Shares.
Information Reporting and Backup Withholding
Information reporting requirements may apply to distributions received by U.S. Holders of Class A Ordinary Shares, and the proceeds received by U.S. Holders on the sale or other taxable disposition of Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than for U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder is not an exempt recipient and fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the applicable withholding agent) and to certify that it is not subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the Class A Ordinary Shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of Class A Ordinary Shares, and the significant penalties for non-compliance.
The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the Class A Ordinary Shares. Prospective investors should consult their tax advisors concerning the tax consequences to them of an investment in the Class A Ordinary Shares.
Certain Material Considerations Under Swiss Tax Law
The following discussion is a general summary of the material Swiss tax considerations relating to the purchase, ownership and disposition of our Class A Ordinary Shares.
Withholding Tax
Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by the Company to a shareholder of Class A Ordinary Shares (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (Verrechnungssteuer) (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution). The repayment of the nominal value of the Class A Ordinary Shares and any repayment of qualifying additional paid in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to Withholding Tax. Subject to certain other conditions, the proceeds from the Class A Ordinary Shares will qualify as capital contribution reserves less the nominal value of the Class A Ordinary Shares.
The Withholding Tax will also apply to payments (exceeding the respective share capital and used capital contribution reserves) upon a repurchase of Class A Ordinary Shares by the Company, (i) if the Company’s share capital is reduced upon such repurchase (redemption of shares), (ii) if the total of repurchased shares exceeds 10% of the Company’s share capital or (iii) if the repurchased Class A Ordinary Shares are not resold within six years after the repurchase. This six year deadline to resell the repurchased Class A Ordinary Shares is suspended for so long as the Class A Ordinary Shares are reserved to cover obligations under convertible bonds, option bonds or employee stock option plans (in the case of employee stock option plans, the maximum suspension is six years). In the event of a taxable share repurchase, Withholding Tax is imposed on the difference between the repurchase price and the sum of the nominal value of the repurchased Class A Ordinary Shares and capital contribution reserves paid back upon the repurchase. The Company is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 days of the due date of such distribution.
As the Company is not listed on a Swiss stock exchange, the Company will not be subject to restrictions on the payment of dividends out of capital contribution reserves applicable to Swiss listed companies. It is at the discretion of the Company to decide whether to distribute a dividend out of capital contributions reserves free of Swiss withholding tax and/or out of profit/retained earnings/non-qualifying reserves subject to Swiss withholding tax.
Swiss resident individuals who hold their shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income statements or income tax return, as the case may be.
Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland (“Tax Treaty”) and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of Class A Ordinary Shares and the procedures for claiming a refund of the Withholding Tax.
Switzerland is a party to Tax Treaties with respect to income taxes with more than 100 countries. More treaties have been initiated or signed but are not yet in force. Besides these bilateral treaties, Switzerland has entered into an agreement with the European Union containing provisions on taxation of dividends and dividend withholding tax reductions which apply with respect to certain related parties tax resident in European Union member states.
Swiss Federal Stamp Taxes
The Swiss Federal Issuance Stamp Tax (Emissionsabgabe) of 1% on either proceeds from an issuance of the Class A Ordinary Shares or capital increases will be borne by the Company.
The issuance and the delivery of the (newly created) Class A Ordinary Shares to the initial shareholders at the initial public offering price in September 2021 was not subject to Swiss Federal Securities Transfer Stamp Tax (Umsatzabgabe). The subsequent purchase or sale of Class A Ordinary Shares, whether by Resident Private Shareholders, Domestic Commercial Shareholders or Non-Resident Shareholders, may be subject to a Swiss federal securities transfer stamp tax at a current rate of up to 0.15%, calculated on the purchase price or the sale proceeds, respectively, if (i) such transfer occurs through or with a Swiss or Liechtenstein bank or by or with involvement of another Swiss securities dealer as defined in the Swiss federal stamp tax act and (ii) no exemption applies.
The following categories of foreign institutional investors that are subject to regulation similar to that imposed by Swiss federal supervisory authorities are exempt from their portion (50%, i.e., 0.075%) of the Swiss federal securities transfer stamp tax: states and central banks, social security institutions, pension funds, (non-Swiss) collective investment schemes (as defined in the Swiss Collective Investment Law), certain life insurance companies and certain non-Swiss quoted companies and their non-Swiss consolidated group companies.
Swiss collective investment schemes (as defined in the Swiss Collective Investment Law) are also exempt from their portion (50%, i.e., 0.075%) of the Swiss federal securities transfer stamp tax.
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of the Class A Ordinary Shares. The same applies for capital gains on the sale of Class A Ordinary Shares except in certain cases if the capital gain was treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain. For Withholding Tax consequences, see above.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of Class A Ordinary Shares as described above), which are not repayments of the nominal value of the Class A Ordinary Shares or capital contribution reserves, are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. Furthermore, the Swiss federal income tax on dividends, shares in profit, liquidation proceeds and pecuniary benefits from Class A Ordinary Shares (including bonus shares) is reduced to 70% of regular taxation (Teilbesteuerung), if the investment amounts to at least 10% of the share capital of the issuer. On cantonal and communal level similar provisions were introduced but the regulations may vary, depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%.
A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of Class A Ordinary Shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be. Under exceptional circumstances, the tax-free capital gain may be re-characterized into a taxable dividend, in particular upon taxable repurchase of Class A Ordinary Shares as described above. Furthermore, the capital gain may also be re-characterized into taxable income in relation with an indirect partial liquidation or a transposition as defined under Swiss law. When a capital gain is re-characterized as a dividend, the relevant income for tax purposes corresponds to the difference between the repurchase price and the sum of the nominal value of the Class A Ordinary Shares and qualifying additional paid in capital. In certain cases, the capital gain may be treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain.
Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. The same taxation treatment also applies to Swiss-resident individuals who, for Swiss income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealings or leveraged transactions in securities. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on dividends, shares in profit, liquidation proceeds and pecuniary benefits from Class A Ordinary Shares (including bonus shares) is reduced to 70% of regular taxation (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of the share capital of the issuer. On cantonal and communal level, similar provisions were introduced, but the regulations may vary depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if the Class A Ordinary Shares held have a market value of at least CHF 1 million or represent at least 10% of the share capital of the issuer or give entitlement to at least 10% of the profit and reserves of the issuer, respectively. For cantonal and communal income tax purposes the regulations on participation relief are broadly similar, depending on the canton of residency.
Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of Class A Ordinary Shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of Class A Ordinary Shares) for such taxation period. The same taxation treatment also applies to Swiss-resident individuals who, for Swiss income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealings or leveraged transactions in securities. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on a gain realized upon the disposal of Class A Ordinary Shares is reduced to 70% of regular taxation (Teilbesteuerung), if (i) the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law, (ii) the sold shares reflect an interest in the share capital of the Company of at least 10% and (iii) the sold shares were held for at least one year. In most cantons, similar provisions were introduced, but the regulations may vary depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%. Domestic Commercial Shareholders who are corporate taxpayers may be entitled to participation relief (Beteiligungsabzug), if the Class A Ordinary Shares sold during the tax period (i) reflect an interest in the share capital of the Company of at least 10% or if the Class A Ordinary Shares sold allow for at least 10% of the profit and reserves and (ii) were held for at least one year. For cantonal and communal income tax purposes the regulations on participation relief are broadly similar, depending on the canton of residency. The tax relief applies to the difference between the sale proceeds and the initial costs of the participation (Gestehungskosten), resulting in the taxation of a recapture of previous write-downs of the participation. In certain cases the capital gain may be treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain.
Swiss Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders holding the Class A Ordinary Shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of the Class A Ordinary Shares.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders are required to report their Class A Ordinary Shares as part of their private wealth and are subject to cantonal and communal wealth tax on any net taxable wealth (including Class A Ordinary Shares).
Domestic Commercial Shareholders are required to report their Class A Ordinary Shares as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.
No wealth or capital tax is levied at the federal level.
International Automatic Exchange of Information in Tax Matters
Switzerland has concluded a bilateral agreement with the European Union on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”). This AEOI Agreement became effective as of January 1, 2017, and applies to all 27 member states as well as Gibraltar. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other countries became effective. Based on this AEOI Agreement and the bilateral AEOI agreements and the implementing laws of Switzerland, Switzerland collects data in respect of financial assets, which may include shares held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in an EU member state or a treaty state from 2017, and exchanges it since 2018. Switzerland has signed and is expected to sign further AEOI agreements with other countries. A list of the AEOI agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance (SIF).
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act (FATCA)
Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force, allowing U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

UNDERWRITING
The Selling Shareholders are offering the Class A Ordinary Shares described in this prospectus supplement through a number of underwriters. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We and the Selling Shareholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the Selling Shareholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Class A Ordinary Shares listed next to its name in the following table, which includes the shares subject to the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”
Name	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total	23,000,000
The underwriters are committed to purchase all of the Class A Ordinary Shares offered by the Selling Shareholders if they purchase any shares, other than the Class A Ordinary Shares covered by the option described below unless and until this option is exercised. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.
We have agreed to repurchase up to     of the Class A Ordinary Shares from the underwriters at a price of $       per share, which is the price at which the underwriters will purchase the shares from the Selling Shareholders in this offering. See “Concurrent Share Repurchase.”
The underwriters propose to offer the Class A Ordinary Shares not subject to the Concurrent Share Repurchase directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per share. After the initial offering of the shares to the public, if all of the Class A Ordinary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to buy up to 3,450,000 additional Class A Ordinary Shares from the Selling Shareholders to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will severally purchase shares in approximately the same proportion as shown in the table above. If any additional Class A Ordinary Shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of Class A Ordinary Shares less the amount paid by the underwriters to the Selling Shareholders per share of Class A Ordinary Shares. The underwriting fee is $        per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from the Selling Shareholders. The underwriters will not receive any compensation for the Class A Ordinary Shares being repurchased by us.
Underwriting Discounts and Commissions
Paid by the Selling Shareholders
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering and the Concurrent Share Repurchase, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.25 million. We have agreed to reimburse the underwriters for expenses of up to $45,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc. The underwriters have agreed to reimburse us for certain expenses related to this offering.
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations.
For a period of 75 days after the date of this prospectus, we have agreed that we will not publicly disclose the intention to undertake any of the following or (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for any of our Class A Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Class A Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representatives of the underwriters.
The restrictions described above do not apply to:
(a)
the shares to be sold under the underwriting agreement;

(b)
the issuance of Class A Ordinary Shares or securities convertible into or exercisable for Class A Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described herein;

(c)
grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date hereof and described herein, provided that such recipients enter into a lock-up agreement with the underwriters; and

(d)
the issuance of up to 10.0% of the outstanding Class A Ordinary Shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Class A Ordinary Shares, immediately following the date hereof, in acquisitions, licensing agreements or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters.

Our directors and executive officers, and holders of substantially all of our Class A Ordinary Shares and securities convertible into or exchangeable for our Class A Ordinary Shares (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days, with respect to the directors and officers (except that such period is 180 days for Carsten Koerl) and 60 days with respect the Selling Shareholders (except that such period is 180 days for Carsten Koerl), after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (including, without limitation, Class A Ordinary Shares or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the

Class A Ordinary Shares, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities (provided that, for the avoidance of doubt, to the extent any lock-up party have demand and/or piggyback registration rights, the foregoing shall not prohibit such lock-up party from notifying us privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the restricted period or in connection with an early lock-up expiration date and undertaking preparations related thereto, up to, but not including, the confidential submission of a registration statement with the SEC), or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including but not limited to:
(a)
transfers of the lock-up parties’ lock-up securities:

i.
as a bona fide gift or gifts, including to a charitable organization or educational institution, or for bona fide estate planning purposes,

ii.
by will, any other testamentary document or intestate succession to the legal representative, heir, beneficiary or member of the immediate family of the lock-up parties,

iii.
to any immediate family (“immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) of the lock-up parties or to any trust for the direct or indirect benefit of the lock-up parties or the immediate family of the lock-up parties, or if the lock-up parties is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

iv.
to a partnership, limited liability company or other entity of which the lock-up parties and any immediate family of the lock-up parties are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

v.
if any lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a subsidiary or an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or to direct or indirect shareholders, current or former partners (general or limited), beneficiaries, or other equity holders or to the estates of any such stockholders, partners, beneficiaries or other equityholders of the lock-up party and their respective affiliates, or (B) as part of a distribution to the direct or indirect partners, members, limited partners or shareholders of the lock-up party,

vi.
by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to any court order or the order of any other governmental authority or agency having jurisdiction over the lock-up parties,

vii.
to the Company from an employee of the Company upon death, disability or termination of employment (with or without cause) or resignation, in each case, of such employee or to the Company from an employee pursuant to any contractual arrangement existing on the date hereof that provides the Company with a right to purchase lock-up securities,
viii.
as part of a sale of the lock-up parties’ lock-up securities acquired in open market transactions after the completion of this offering or from the underwriters in connection with this offering other than pursuant to any directed share program,

ix.
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above,

x.
to the Company, in connection with any reclassification, exchange or conversion of the Securities, provided, that any such Securities received upon such reclassification, exchange or conversion shall be subject to the terms of the lock-up agreement,

xi.
to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Class A Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such Class A Ordinary Shares received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up parties pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this registration statement, the Pricing Disclosure Package (as defined in the underwriting agreement) and this prospectus,

xii.
pursuant to a bona fide third-party tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction is not completed, the lock-up parties’ lock-up securities shall remain subject to the provisions of the lock-up agreement, provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) (only in connection with clauses (i)-(vi)) and (x), such transfer shall not involve a disposition for value, and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up letter in the form of this section; and (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (viii) and (ix) (only in connection with clauses (i)-(vi) and (viii)), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or, in the case of clause (a)(i) only, a filing on a Form 4 which shall clearly indicate in the footnote thereto the nature and conditions of such transfer or, in the case of clause (v), (ix), or (x), a required filing of an amendment to a Schedule 13G, in accordance to applicable law, that discloses that such transfer or distribution was made under the circumstances described in such clauses, as applicable)) and (C) in the case of any transfer or distribution pursuant to clause (a)(vi) and (vii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Class A Ordinary Shares in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b)
exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans or agreements described in this registration statement, the Pricing Disclosure Package and this prospectus; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

(c)
convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into Class A Ordinary Shares or warrants to acquire Class A Ordinary Shares; provided that any such Class A Ordinary Shares or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; and

(d)
establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

The representatives of the underwriters, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our Class A Ordinary Shares are listed and traded on the Nasdaq Global Select Market under the trading symbol “SRAD.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Class A Ordinary Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Ordinary Shares while this offering is in progress. These stabilizing transactions may include making short sales of Class A Ordinary Shares, which involves the sale by the underwriters of a greater number of Class A Ordinary Shares than they are required to purchase in this offering, and purchasing Class A Ordinary Shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M promulgated under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Ordinary Shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A Ordinary Shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of the Class A Ordinary Shares, and, as a result, the price of the Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain of the underwriters are agents and/or lenders under credit facilities of our affiliates. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Article 74 (transitional provisions) of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
a.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

b.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

c.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

ii.
where no consideration is or will be given for the transfer;

iii.
where the transfer is by operation of law;

iv.
as specified in Section 276(7) of the SFA; or

v.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Australia
This document:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”), and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

LEGAL MATTERS
The validity of the Class A Ordinary Shares offered hereby and certain other matters of Swiss law will be passed upon for us by Niederer Kraft Frey Ltd. Certain legal matters relating to U.S. law will be passed upon for us by Paul Hastings LLP. Certain legal matters related to U.S. law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.
EXPERTS
The consolidated financial statements of Sportradar Group AG as of December 31, 2024 and 2023, and each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG AG, Switzerland, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, expresses an opinion that Sportradar did not maintain effective internal control over financial reporting as of December 31, 2024 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to insufficient design and implementation of controls has been identified and included in management’s assessment. This material weakness was due to insufficient design and implementation of control activities across financial reporting processes through policies that establish what is expected, procedures that set policies into actions and controls to address the risks. The material weakness was also due to an insufficient complement of personnel with appropriate levels of knowledge, experience, and training commensurate with the Company’s structure and internal control requirements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC an automatic registration statement on Form F-3 under the Securities Act with respect to the Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Class A Ordinary Shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement, or other document are not necessarily complete and, in each instance, we refer you to the copy or form of such contract, agreement, or document filed as an exhibit to the registration statement. You may inspect these reports and other information filed with the SEC without charge at a website maintained by the SEC at http://www.sec.gov.
Our website address is www.sportradar.com. The information on, or accessible from, our website, however, is not, and should not be deemed to be, part of this prospectus supplement by reference or otherwise.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION BY REFERENCE
The SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
The following documents filed with or furnished to the SEC by us are incorporated herein by reference:
•
Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
Our Current Reports on Form 6-K furnished to the SEC on February 7, 2025, February 14, 2025 and March 19, 2025 (accepted at 07:30:07; other than Exhibit 99.1 thereto); and

•
The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A (File No. 001-40799) filed with the SEC on September 10, 2021, as updated by the description of our Class A Ordinary Shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025, including any amendment or report filed with the SEC for the purpose of updating the description.

You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sportradar Group AG
Feldlistrasse 2
CH-9000 St. Gallen
Switzerland
+41 71 517 72 00
Exhibits to any documents incorporated by reference in this prospectus supplement or the accompanying prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Sportradar Group AG
Class A Ordinary Shares

We may offer and sell our Class A Ordinary Shares, par value CHF 0.10 per share, from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling shareholders to be named in a prospectus supplement may also offer and sell our Class A Ordinary Shares from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our Class A Ordinary Shares by selling shareholders.
This prospectus describes the general manner in which our Class A Ordinary Shares may be offered and sold. The specific manner in which our Class A Ordinary Shares may be offered and sold will be described in a supplement to this prospectus. In the case of an offering by selling shareholders, information about the selling shareholders, including the relationship between the selling shareholders and us, will also be included in the applicable prospectus supplement.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A Ordinary Shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A Ordinary Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SRAD.” On April 21, 2025, the closing sale price as reported on Nasdaq of our Class A Ordinary Shares was $23.01 per share.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we and/or the selling shareholders to be named in a supplement to this prospectus may offer and sell Class A Ordinary Shares from time to time in one or more offerings. Each time that we and/or the selling shareholders sell securities under this shelf registration statement, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling shareholders. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus.
Neither we, nor any selling shareholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, nor any selling shareholder, take any responsibility for, and neither we nor any selling shareholder can provide any assurance as to the reliability of, any other information that others may give you. We and any selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
When we refer to “Sportradar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sportradar Group AG and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Class A Ordinary Shares.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). We file reports and other information with the SEC. Our Annual Report on Form 20-F for the year ended December 31, 2024 has been filed with the SEC. We have also filed current reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.sportradar.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
Our Current Reports on Form 6-K furnished to the SEC on February 7, 2025, February 14, 2025 and March 19, 2025 (accepted at 07:30:07; other than Exhibit 99.1 thereto); and

•
The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A (File No. 001-40799) filed with the SEC on September 10, 2021, as updated by the description of our Class A Ordinary Shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025, including any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sportradar Group AG
Feldlistrasse 2
CH-9000 St. Gallen
Switzerland
+41 71 517 72 00
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements appear in a number of places in the prospectus and in reports we file with the SEC, including, without limitation, in Item 3.D. “Risk Factors,” Item 4. “Information on the Company” and Item 5. “Operating and Financial Review and Prospects” included in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Statements regarding our future results of operations and financial position, growth strategy and plans and objectives of management for future operations are forward-looking statements.
Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties, including, but not limited to:
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economic downturns and political and market conditions (including uncertainty and instability resulting from catastrophic events, such as acts of war or terrorism) beyond our control could adversely affect our business, financial condition or results of operations;

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we depend on the success of our strategic relationships with our sports league partners;

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social responsibility concerns and public opinion regarding responsible gambling, gambling by minors, match-fixing and related matters may adversely impact our reputation;

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changes in public and consumer tastes and preferences and industry trends could reduce demand for our products, services and content offerings;

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potential changes in competitive landscape, including new market entrants or disintermediation by participants in the industry, could harm our business;

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our potential inability to anticipate and adopt new technology in response to changing industry and regulatory standards and evolving customer needs may adversely affect our competitiveness;

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real or perceived errors, failures or bugs in our products could materially and adversely affect our financial conditions or results of operations;

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our inability to protect our systems and data from continually evolving cybersecurity risks, security breaches or other technological risks could affect our reputation among our clients, consumers and regulators, and may expose us to liability;

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interruptions and failures in our systems or infrastructure, including as a result of cyber-attacks, natural catastrophic events, geopolitical events, disruptions in our workforce, system breakdowns or fraud may have a significant adverse effect on our business;

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we, our clients and our suppliers may be subject to a variety of U.S. and foreign laws on sports betting, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business;

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a significant amount of our revenue is indirectly derived from jurisdictions where we or our clients are not required to hold a license or limited regulatory framework exists and the legality of sports betting varies from jurisdiction to jurisdiction and is subject to uncertainties;

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our inability to achieve efficiencies through the use of artificial intelligence may adversely affect our competitiveness;

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failure to recruit, retain and develop qualified personnel, including key members of our management team, would have a detrimental impact on our operations, create disruption and overall reduce our competitiveness;

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our growth prospects depend on the legal and regulatory status of real money gambling and betting legislation applicable to our clients and other stakeholders in the industry;

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failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain and/or retain a supplier license or authorization applied for in a particular jurisdiction, could impact our ability to comply with or cause rejection of licensing in other jurisdictions;

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evolving criminal and administrative laws that may prevent our sports betting operator clients licensed in other EU member states from operating in or providing services to clients within their territory;

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our failure to comply with evolving governmental regulations and other legal obligations, particularly related to privacy, data protection and information security;

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failure to obtain, maintain, protect, enforce and defend our intellectual property rights, or to obtain intellectual property protection that is sufficiently broad, may diminish our competitive advantages or interfere with our ability to develop, market and promote our products and services;

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our ability to successfully remediate the material weakness in our internal control over financial reporting;

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seasonality and volatility could result in fluctuations in our quarterly revenue and operating results or in perceptions of our business prospects;

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our ability to generate sufficient revenue to maintain profitability;

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difficulties in our ability to evaluate, complete and integrate acquisitions (including the proposed acquisition of the global sports betting portfolio business of IMG Arena US Parent, LLC) successfully;

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any current or future joint ventures or minority investments will be subject to certain risks inherent in these investments;

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we may not be able to secure financing in a timely manner, or at all, to meet our long-term future capital needs, which could impair our ability to execute our business plan; and

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as a foreign private issuer, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date hereof or thereof. Except as required by applicable law, we undertake no obligation to publicly update or revise any estimates or forward-looking statements whether as a result of new information, future events or otherwise, or to reflect the occurrence of unanticipated events.

OUR COMPANY
Overview
Sportradar is a leading global sports technology company creating immersive experiences for sports fans and bettors. Positioned at the intersection of the sports, media and betting industries, the Company provides sports federations, news media, consumer platforms and sports betting operators with a range of solutions to help grow their business. As the trusted partner of organizations like the ATP, NBA, NHL, MLB, NASCAR, UEFA, FIFA, and Bundesliga, Sportradar covers close to a million events annually across all major sports. With deep industry relationships and expertise, Sportradar is not just redefining the sports fan experience, it also safeguards sports through its Integrity Services division and advocacy for an integrity-driven environment for all involved.
We started our business in 2001, and our current holding company is a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, registered in the commercial register of the Canton of St. Gallen (the “Commercial Register”) under CHE-164.043.805 on June 24, 2021. Our legal name is Sportradar Group AG and our commercial name is Sportradar. Our principal executive offices are located at Feldlistrasse 2, CH-9000 St. Gallen, Switzerland. Our telephone number at this address is +41 71 517 72 00. Our website address is https://www.sportradar.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at https://www.sec.gov. Our agent for service of process in the United States is Sportradar US LLC and its address is 420 North 5th Street, Minneapolis, Minnesota 55401.

RISK FACTORS
Investing in our Class A Ordinary Shares involves risks. Before making a decision to invest in our Class A Ordinary Shares, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment in our Class A Ordinary Shares in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, we will use the net proceeds from the sale of our Class A Ordinary Shares offered by this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our Class A Ordinary Shares by any selling shareholders.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a summary description of our shares, based on our Articles of Association (“Articles”) and Swiss Law. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles, as amended from time to time, and which are filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, and applicable Swiss law, including Swiss corporate law. We encourage you to read the Articles for additional information.
General
We are formed as a stock corporation (Aktiengesellschaft) under the laws of Switzerland. We have our registered office and principal business office at Feldlistrasse 2, 9000 St. Gallen, Switzerland and are registered in the Commercial Register of the Canton St. Gallen under the number CHE-164.043.805. Our purpose is set forth in Article 2 of the Articles.
Share Capital
As of April 16, 2025, our issued share capital, as registered with the Commercial Register amounted to CHF 31,145,992.61, divided into 221,092,856 Class A Ordinary Shares and 903,670,701 Class B Ordinary Shares par value CHF 0.10 per share. The Class B Ordinary Shares are not listed.
In addition, from January 1, 2025 until March 31, 2025, the share capital was increased by an aggregate amount of CHF 29,743.80 by issuing 297,438 Class A Ordinary Shares out of conditional share capital. The shares issued from conditional capital in 2025 are anticipated to be registered with the Commercial Register in the first half of 2026.
Authorized Share Capital (Capital Band)
As of April 16, 2025, we had, under the capital band as provided for by the revised Swiss Code of Obligations (the “Swiss CO”) and implemented by the general meeting of shareholders on May 16, 2023 (as amended due to the capital increase within the capital band resolved upon by the board of directors on April 15, 2025), an authorized share capital of up to CHF 13,476,490.00, represented by up to 134,764,900 Class A Ordinary Shares. Our shareholders’ meeting has authorized our board of directors for a period of five years ending on May 16, 2028 to increase and reduce the share capital in a range between CHF 15,269,502.61 and CHF 44,622,482.61 (capital band, with the upper and lower limits being adjusted to a range between CHF 15,299,246.41 and CHF 44,652,226.41 due to capital increases from conditional capital in 2025) and to, within this range, issue Class A Ordinary Shares or reduce the share capital on terms the board of directors will decide upon.
Capital increases and capital reductions in partial amounts as well as capital increases by way of underwriting are permitted. Our board of directors has the power to determine the issue price that may be below the market price for objective reasons only, the type of contribution, the date of issue, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement.
Our board of directors is also authorized to withdraw or limit advance subscription and/or pre-emptive rights (explanation of pre-emptive rights, see below — “Pre-Emptive and Advance Subscription Rights”) in the instances as laid out in the Articles, e.g. (i) in connection with strategic partnering and co-operation transactions; (ii) in connection with mergers, acquisitions (including take-over) of companies, enterprises or parts of enterprises, participations or intellectual property rights (incl. licenses) or other types of strategic investments as well as financing or refinancing of such transactions; (iii) for the participation of directors, officers, employees at all levels and consultants of the Company and its group companies; (iv) for the purpose of expanding the shareholder base in connection with the listing of Class A Ordinary Shares on (additional) foreign stock exchanges; (v) for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe for additional shares in a placement or sale of Class A Ordinary Shares to the respective initial purchaser(s) or underwriter(s) and (vi) for the exchange and buy-back, respectively, of Class B Ordinary Shares in exchange for Class A Ordinary Shares according to Article 3a para. 2 of the Articles issued from authorized share capital. If the period to increase the share capital under the capital band lapses without having been used by the board of directors, the authorization to withdraw or limit the pre-emptive rights lapses simultaneously with such authorization to increase the capital under the capital band.
Conditional Share Capital
As of April 16, 2025, we had a conditional share capital of up to CHF 4,152,494.30, represented by up to 41,524,943 Class A Ordinary Shares. The conditions for the allocation and exercise of the option rights and other rights regarding shares from conditional share capital are determined by the board of directors. The shares may be issued at a price below the market price for objective reasons only. The pre-emptive rights and the advance subscription rights of the shareholders are excluded.
The 297,438 Class A ordinary shares issued from conditional capital in 2025 and the according adjustment to the conditional capital as per Art. 3b of the Articles are anticipated to be registered with the Commercial Register in in the first half of 2026.
Dual Class Share Structure
Our Articles provide for two classes of shares, the Class A Ordinary Shares and Class B Ordinary Shares with a nominal value of CHF 0.01 each. Because each of our shares carries one vote in our general meeting of shareholders, irrespective of the nominal value of the shares, Class B shareholders have ten times more voting power with the same amount of capital invested as Class A shareholders on all matters except for certain reserved matters under Swiss law. See “— Voting Rights”.
The Class B Ordinary Shares are subject to transfer restrictions both under our Articles as well as under a conversion agreement between the Company and Carsten Koerl, the Company’s Chief Executive Officer and Founder (the “Founder”). The Class B Ordinary Shares will automatically convert into shares of Class A Ordinary Shares upon certain mandatory conversion events, including (i) death of the Founder; (ii) dismissal of the Founder as Chief Executive Officer for good cause, being any dismissal and/or replacement of the Chief Executive Officer pursuant to article 340c para. 2 of the Swiss CO; (iii) the occurrence of September 30, 2028; or (iv) if the holder of Class B Ordinary Shares ceases to hold, directly or indirectly, shares with an aggregate nominal value representing 15% or more of the aggregate nominal value of the total issued and outstanding share capital of the Company, from time to time.
Participation Certificates and Profit Sharing Certificates
We do not have any issued and/or outstanding registered participation certificates (Partizipationsscheine) or profit sharing certificates (Genussscheine).
Articles of Association
Ordinary Capital Increase, Authorized Share Capital (Capital Band) and Conditional Share Capital
Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting of shareholders in order to become effective. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase.
Under our Articles, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the votes cast at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or offsetting, when shareholders’ statutory pre-emptive rights or advance subscription rights are limited or withdrawn, or where transformation of freely disposable equity into share capital occurs, a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented is required.
Furthermore, under Swiss CO, our shareholders, by a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented, may authorize our board of directors:

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to issue shares of a specific aggregate nominal value up to a maximum of 50% of the share capital in the form of conditional share capital (bedingtes Aktienkapital) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with warrants and convertible bonds of us or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or to our subsidiaries or other persons providing services to us or a subsidiary to subscribe for new shares (conversion or option rights); or

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to increase and reduce the share capital within boundaries as determined by the general meeting of shareholders of up to +/- 50% of the share capital registered in the Commercial Register (capital band). The authorization remains effective for up to five years (to be determined by the general meeting of shareholders).

Pre-Emptive and Advance Subscription Rights
Under Swiss corporate law, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt or finance instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of conversion rights, convertible bonds or similar debt or finance instruments.
The general meeting of shareholders may, with two-thirds of the votes represented and the absolute majority of the nominal value of the shares represented, authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances. Pursuant to our Articles, the pre-emptive rights and the advance subscription rights of the shareholders are excluded regarding the conditional share capital for employee or director participation.
If pre-emptive rights are granted, but not exercised, our board of directors may allocate the pre-emptive rights as it elects.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of article 973c of the Swiss CO) and, when administered by a financial intermediary (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities (“FISA”)), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with article 973c of the Swiss CO, we will maintain a non-public register of uncertificated securities (Wertrechtebuch).
Shareholders may request from us a written confirmation in respect of their shares. Shareholders are not entitled, however, to request the printing and delivery of share certificates. We may print and deliver certificates for shares at any time at our option. We may also, at our option, withdraw uncertificated shares from the custodian system where they have been registered and, with the consent of the shareholder, cancel issued certificates that are returned to us.
General Meeting of Shareholders
The general meeting of shareholders is our supreme corporate body and ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must take place annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year.
Swiss law and our Articles provide for the following main non-transferrable powers of the general meeting of shareholders:
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to adopt and amend the Articles;

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to elect and recall the members of the Board of Directors, the Chairman/Chairwoman of the Board of Directors, the members of the Compensation Committee, the Auditors and the Independent Proxy;

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To approve the management report, the ESG report, the compensation report (consultative vote only), and the consolidated accounts;

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to approve the annual accounts, interim accounts as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends and to pass resolutions on the distribution of capital contribution reserves;

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to approve the maximum compensation of the members of the Board of Directors and the Executive Management pursuant to Articles 7, 27 and 28 of the Articles;

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to grant discharge to the members of the Board of Directors, Executive Management and the Compensation Committee; and

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to resolve on the delisting of the Company’s shares.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our independent auditor, liquidator or the representatives of bondholders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders upon a respective resolution of the general meeting of shareholders or upon a corresponding request of shareholders representing at least 5% of the share capital or voting rights. Such request must set forth the items to be discussed and the proposals to be acted upon.
Voting and Quorum Requirements
Pursuant to our Articles, shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes cast at the general meeting of shareholders, unless otherwise stipulated by Swiss law or our Articles.
Under Swiss law and our Articles, a resolution of the general meeting of the shareholders passed by two-thirds of the votes represented at the general meeting (in person or by proxy), and the absolute majority of the nominal value of the shares represented is required for:
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the introduction, easement or abolition of restrictions of the transferability of registered shares;

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any creation of shares with preferential rights or with privileged voting rights;

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the implementation of a capital band or conditional capital;

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any increase of capital against the Company’s equity, against contributions in kind, or by way of offsetting, or the granting of special benefits;

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any limitation or withdrawal of subscription rights;

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any change of the registered office or corporate name of the Company;

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any sale of all or substantially all of the assets of the Company;

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any merger, demerger or similar reorganization of the Company;

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the liquidation of the Company;

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the amendment or repeal of the provisions of the Articles on the registration or voting restrictions, qualified majority requirements for important resolutions of the meeting of shareholders, and for indemnification of the members of the board of directors and the executive management; and

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any other case listed in article 704 para. 1 Swiss CO.

The revised Swiss law explicitly mentions additional resolutions requiring a special quorum required (e.g. the implementation of a basis in the Articles to hold general meetings of shareholders outside of Switzerland, change of the currency in which the share capital is denominated). These additional majority requirements are covered by the Articles’ reference to Swiss law.
The same voting requirements generally apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, (the “Swiss Merger Act”) (including a merger, demerger or conversion of a corporation).
In accordance with Swiss law and generally accepted business practices, our Articles do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq listing standards, which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Notice
General meetings of shareholders shall be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the name and the address of the independent proxy, the day, time, form and place of the meeting, the items on the agenda, the motions to the shareholders with a short explanation and, in case of elections, the names of the nominated candidates. A resolution on a matter that is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.
Agenda Requests
Pursuant to Swiss law and our Articles, one or more shareholders, whose combined shareholdings represent at least 0.5% of the share capital or voting rights of the Company may request that an item be included in the agenda or that motions to agenda items be included in the notice for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting and must be in writing, specifying the item and the proposals.
Our annual report, the compensation report and the auditor’s report must be made available to the shareholders no later than 20 days prior to the general meeting of shareholders. If the documents are not available electronically, each shareholder may request that they be sent to it in due time.
Shareholder Proposals
Under Swiss law, at any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal concerns an agenda item. In addition, even if the proposal does not concern an agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special investigation where this is necessary for the proper exercise of shareholders’ rights.
Voting Rights
Holders of our Class A Ordinary Shares and the holder of our Class B Ordinary Shares will vote together as a single class on all matters presented to shareholders for their vote or approval, except as otherwise required by Swiss law or our Articles. Each Class A Ordinary Share and Class B Ordinary Share will entitle its holder to one vote per share. As the nominal value of Class B Ordinary Shares is ten times lower than the nominal value of Class A Ordinary Shares, Class B shareholders have ten times more voting power with the same amount of capital invested as Class A shareholders on all matters, except for (i) the matters set forth in article 693 para. 3 Swiss CO (e.g., election of the independent auditor; appointment of experts to audit the corporation’s business management or parts thereof; any resolution concerning the instigation of a special investigation and any resolution concerning the initiation of a liability action) and (ii) selected important matters under Swiss law that require an absolute majority of the nominal value of shares represented.
The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register (Aktienbuch) at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders) or any other person with written authorization to act as proxy or the shareholder’s legal representative.

Dividends and Other Distributions
Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the current or previous financial year or brought forward from the previous financial years (Bilanzgewinn), or if we have distributable reserves (frei verwendbare Reserven). In addition, our independent auditor must confirm that the dividend proposal of our board of directors conforms to Swiss law and our Articles.
Distributable reserves are generally booked either as “free reserves” (freiwillige Gewinnreserven) or as “statutory reserve from capital contributions” (Gesetzliche Kapitalreserven). Under the Swiss CO, if our statutory reserves — composed of the statutory profit reserves and the statutory reserve from capital contributions — (Gesetzliche Reserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The Swiss CO permits us to accrue the aforementioned free reserves. Further, a purchase of our own shares, whether by us or a subsidiary, reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the Swiss CO under certain circumstances requires the creation of revaluation reserves, which are not distributable.
Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other instalments.
In addition, Swiss law allows the reduction of share capital either under the capital band, for which no shareholder approval is required, or in an ordinary procedure, which may, among others, involve a repayment of nominal values or share repurchases. A reduction of the share capital in an ordinary procedure requires that the general meeting of shareholders approves such reduction with an absolute majority of the votes cast. A capital reduction, whether under the capital band or in ordinary procedure, is subject to several further conditions, which include, among others, that the auditor of the company certifies the company’s debt being covered by assets and that the creditors are granted a time period of 30 days to demand that their claims be secured.
For a discussion of the taxation of dividends, see “Certain Tax Considerations — Certain Material Considerations Under Swiss Tax Law” herein.
Transfer of Shares and Transfer Restrictions
Shares in uncertificated form may only be transferred by way of assignment. Shares that constitute intermediated securities (Bucheffekten) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Our Articles contain a transfer restriction of Class B Ordinary Shares, whereby a transfer is subject to the approval by the board of directors.
Voting rights may be exercised only after a shareholder has been entered in our share register, which is currently maintained by our Transfer Registrar (see below “— Transfer Agent and Registrar”).
Inspection of Books and Records
Under the Swiss CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets and other legitimate interests.
Special Investigation
If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office, currently St. Gallen, Canton of St. Gallen, Switzerland, to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request within three months that the court appoints a special examiner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our Articles and may have thereby caused damage to the corporation or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented. If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.
Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation. Shareholders who consider their equity rights not to have been adequately preserved or the compensation received or to be received to be inadequate are entitled to exercise appraisal rights in accordance with the Swiss Merger Act by filing a suit against the surviving corporation with the competent Swiss civil court at the registered office of the surviving corporation or of the transferring corporation. The suit must be filed within two months after the merger or demerger resolution has been published in the Swiss Official Gazette of Commerce. If such a suit is filed, the court must assess whether the equity rights have been adequately preserved or the compensation paid or to be paid to the shareholders is adequate compensation and, should the court consider it to be inadequate, determine any additional adequate compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant. The filing of an appraisal suit will not prevent completion of the merger or demerger.
In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
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a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the Articles; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

Principles of the Compensation of the Board of Directors and the Executive Management
Pursuant to Swiss law, our shareholders must annually approve the maximum aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management, which we refer to as our “executive management.”; in case of the board of directors until the next general meeting of the shareholders and in case of the executive management for the following financial year.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our independent auditor, who also has to audit the financial statements. The compensation report must disclose, among other things, all compensation, loans and other forms of credits (e.g., indebtedness) granted by us, directly or indirectly to current or former members of the board of directors and executive management, however, with regard to former members only to the extent related to their former role or not on customary market terms.
The Swiss law and our Articles set forth what the disclosures must include and certain forms of compensation that are prohibited for members of our board of directors and executive management, such as:
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severance payments provided for either contractually or in the Articles (compensation due during the notice period before termination of a contractual relationship does not qualify as severance payment);

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advance compensation;

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incentive fees for the acquisition or transfer of corporations or parts thereof by us or by companies being, directly or indirectly, controlled by the us;

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loans, other forms of credit (e.g. indebtedness), pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the Articles; and

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equity securities and conversion and option rights awards not provided for in the Articles.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by us is prohibited if the compensation (i) would have been prohibited if it was paid directly by us, (ii) is not provided for in our Articles and (iii) has not been approved by the general meeting of shareholders.
If the general meeting of shareholders does not approve the proposed amount of the compensation, the board of directors may either submit new proposals at the same general meeting of shareholders, convene an extraordinary general meeting of shareholders and make new proposals for approval or may submit the proposals regarding compensation for retrospective approval at the next ordinary general meeting of shareholders.
In addition to fixed compensation, members of the executive management and, under certain circumstances, the board of directors may be paid variable compensation, depending on the achievement of certain performance criteria or for retention purposes.
The performance criteria may include corporate targets and targets in relation to the market, other companies or comparable benchmarks and individual targets, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.
Compensation may be paid or granted in the form of cash, shares, financial instruments, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.
Borrowing Powers
Neither Swiss law nor our Articles restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.
Repurchase of Shares and Purchases of Own Shares
The Swiss CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%; however, in such cases, if we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years. The limit of 10% may also be exceeded if the own shares purchased are earmarked for a capital reduction by cancelling these shares.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.
In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet our obligations under our equity plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.
Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the FMIA, do not apply to us since our shares are not listed on a Swiss exchange.
Mandatory Bid Rules
The obligation of any person or group of persons that acquires more than one third of a corporation’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant corporation at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.
Ownership of Shares by Non-Swiss Residents
Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our Articles on the right of non-Swiss residents or nationals to own Class A Ordinary Shares or to exercise voting rights attached to the Class A Ordinary Shares.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Ordinary Shares is Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York, 11219, telephone number (800) 937-5449.
Registration Rights
Holders of our shares and/or warrants, CPP Investment Board Europe Inc., TCV IX Sports Corp. and NBA Ventures 1, LLC (the “NBA”) and, our CEO, Carsten Koerl, are party to a registration rights agreement (as amended, the “Registration Rights Agreement”), pursuant to which such holders are entitled to certain rights with respect to registration under the Securities Act of Class A Ordinary Shares held by such holders or issuable to such holders upon exercise or conversion of securities, subject to customary restrictions and exceptions. Set forth below is a description of the registration rights granted under the Registration Rights Agreement.
Shelf Registration
We are obligated to file and keep effective a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to the securities subject to registration rights if requested to be included therein by the holders, subject to certain exceptions. The filing of the registration statement of which this prospectus forms a part satisfies this obligation under the Registration Rights Agreement. The holders are entitled to effect underwritten offerings under the shelf registration statement in an aggregate amount of at least $50,000,000 and we are obligated to amend or supplement the shelf registration statement to facilitate such underwritten offerings or other sales, subject to certain limitations.

Demand Registration
Upon a demand by any of the holders, we are required to effect a resale registration under the Securities Act with respect to all or any portion of their shares subject to registration rights, subject to certain limitations and exceptions. If a shelf registration statement is effective, such demand right will be exercised as a shelf take-down as described above.
Piggyback Registration
If we propose to register any of our securities under the Securities Act, either for our account or for the account of our other shareholders, subject to certain exceptions, the holders will be entitled to include its or his shares in the registration. We are required to use reasonable best efforts to include the shares of the holders in any underwritten offering that we effect, with the holders’ shares being subject to cutback if the underwriters advise such cutback is necessary for the success of the offering.
Expenses and Indemnification
All fees, costs and expenses of registrations, other than underwriting discounts and commissions, are expected to be borne by us. The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the holders in the event of material misstatements or omissions in a registration statement attributable to us, and we may require, as a condition to including any shares in any registration statement, that the holders indemnify us for material misstatements or omissions attributable to them.
Restrictions on Sales
In connection with any underwritten offering made pursuant to the Registration Rights Agreement, if requested by the underwriters in such offering, the holders will not effect any public sale or distribution of any of our securities (except as part of such underwritten offering) for a period of not more than 90 days after the date of the prospectus or prospectus supplement pursuant to which such underwritten offering is made, subject to certain exceptions. These restrictions apply to holders whether or not they are participating in such offering, except with respect to the NBA which is only subject to such restrictions if it is participating in the offering.
Termination of Registration Rights
The Registration Rights Agreement terminates, with respect to each holder, on the date such holder ceases to hold the securities subject to registration rights.
Listing of Sportradar Securities
Our Class A Ordinary Shares are listed on Nasdaq under the symbol “SRAD.”

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our Class A Ordinary Shares in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, including the Registration Rights Agreement, or parties with which we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders”, may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each participating selling shareholder and the number of our ordinary shares beneficially owned by such selling shareholder prior to the offering covered by such prospectus supplement, the number of Class A Ordinary Shares owned by such selling shareholder that are offered for the selling shareholder’s account in the prospectus supplement and the amount and (if more than one percent) the percentage of our ordinary shares to be owned by such selling shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the participating selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

CERTAIN TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Consequences
The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of Class A Ordinary Shares and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences discussed below.
This summary applies only to U.S. Holders that acquire Class A Ordinary Shares in exchange for cash pursuant to this prospectus and that hold Class A Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the net investment income tax. In addition, it does not address all U.S. federal income tax consequences relevant to holders subject to special rules, including, without limitation:
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regulated investment companies or real estate investment trusts;

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brokers, dealers, or traders in securities;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

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persons subject to alternative minimum tax;

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persons holding Class A Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an applicable financial statement;

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persons that actually or constructively own 10% or more (by vote or value) of our stock;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

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U.S. Holders whose functional currency is not the U.S. dollar;

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persons who hold or received Class A Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Class A Ordinary Shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CLASS A ORDINARY SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Ordinary Shares that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders
Distributions on Class A Ordinary Shares
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” if Sportradar makes distributions of cash or property on the Class A Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) to a U.S. Holder will generally be treated for U.S. federal income tax purposes first as a dividend to the extent of Sportradar’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the Class A Ordinary Shares, with any excess treated as capital gain from the sale or exchange of the shares. Because Sportradar does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rates, provided that:
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either (a) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or (b) Sportradar is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

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Sportradar is neither a PFIC (as discussed below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to a U.S. Holder in Sportradar’s taxable year in which the dividend is paid or the preceding taxable year;

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the U.S. Holder satisfies certain holding period requirements; and

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the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

U.S. Treasury Department guidance indicates that the Class A Ordinary Shares, which are listed on the Nasdaq, are readily tradable on an established securities market in the United States. Thus, Sportradar believes that any dividends that it pays on the Class A Ordinary Shares will be potentially eligible for the lower tax rates. U.S. Holders should consult their tax advisors regarding the availability of the lower tax rates for dividends paid with respect to Class A Ordinary Shares.
Subject to certain complex conditions and limitations (including a minimum holding period requirement), any foreign withholding taxes on dividends (at a rate not exceeding any applicable treaty rate)

may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For this purpose, dividends distributed by Sportradar with respect to the Class A Ordinary Shares generally will constitute foreign source income and “passive category income”, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Final Treasury regulations (the “Foreign Tax Credit Regulations”) have imposed additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. However, recent notices from the IRS (the “Notices”) indicate that the U.S. Department of the Treasury and the IRS are considering proposing amendments to such Treasury regulations and allow, subject to certain conditions, taxpayers to defer the application of many aspects of such Treasury regulations until the date when a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In addition, for periods in which Sportradar is a “United States-owned foreign corporation,” a portion of dividends (generally attributable to earnings and profits from sources within the United States) paid by Sportradar may be treated as U.S. source solely for purposes of the foreign tax credit. A United States-owned foreign corporation is any foreign corporation if 50% or more of the total value or total voting power of its stock is owned, directly, indirectly or by attribution, by United States persons. We believe that Sportradar may be treated as a United States-owned foreign corporation. As a result, if 10% or more of its earnings and profits are attributable to sources within the United States, a portion of the dividends paid on Class A Ordinary Shares allocable to United States source earnings and profits may be treated as United States source for purposes of the foreign tax credit. In such event, subject to relief under an applicable income tax treaty, a U.S. Holder may not be able to offset any foreign withholding taxes withheld as a credit against United States federal income tax imposed on that portion of dividends.
If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct any foreign withholding taxes on dividends in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances, including the effects of any applicable income tax treaty.
Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares.
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder had a holding period in the Class A Ordinary Shares of more than one year. A non-corporate U.S. Holder, including an individual, who has held the Class A Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon the sale, exchange, redemption or other taxable disposition of Class A Ordinary Shares, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. In addition, subject to the Notices (as described above), any foreign taxes on disposition gains are likely not creditable under the Foreign Tax Credit Regulations unless a U.S. Holder is eligible for and elects the benefits of an applicable income tax treaty. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax implications of any foreign taxes imposed on disposition gains in their particular circumstances, including creditability, deductibility and determination of the amount realized as well as the application of any applicable income tax treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules
Sportradar will be classified as a passive foreign investment company (a “PFIC”), within the meaning of Section 1297 of the Code, for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, Sportradar will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.
Under the PFIC rules, if Sportradar were considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, Sportradar would continue to be treated as a PFIC with respect to such investment by such U.S. Holder unless (i) Sportradar ceases to be a PFIC and (ii) such U.S. Holder makes a “deemed sale” election under the PFIC rules.
Based on the recent, current and anticipated composition of the income, assets and operations of Sportradar and its subsidiaries, Sportradar does not expect to be treated as a PFIC in the current taxable year. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of Sportradar and its subsidiaries from time to time as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Thus, the determination can only be made annually after the close of each taxable year. Furthermore, because the value of Sportradar’s gross assets is likely to be determined in part by reference to its market capitalization, a decline in the value of the Class A Ordinary Shares may result in Sportradar becoming a PFIC. Accordingly, there can be no assurances that Sportradar will not be classified as a PFIC for the current taxable year or for any future taxable year.
If Sportradar is considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, any gain such U.S. Holder recognizes on a sale or other disposition of the Class A Ordinary Shares, as well as the amount of any “excess distribution” (defined below) such U.S. Holder receives, would be allocated ratably over such U.S. Holder’s holding period for the Class A Ordinary Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before Sportradar became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, distributions on the Class A Ordinary Shares that are received in a taxable year by a U.S. Holder will be treated as excess distributions to the extent that they exceed 125% of the average of the annual distributions on the Class A Ordinary Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.
Under certain attribution rules, if Sportradar were considered a PFIC, U.S. Holders may be deemed to own their proportionate share of equity in any PFIC owned by Sportradar (“lower-tier PFICs”), and generally will be subject to U.S. federal income tax in the manner discussed above on (1) a distribution to Sportradar on the shares of a lower-tier PFIC and (2) a disposition by Sportradar of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.
Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of the Class A Ordinary Shares if Sportradar is considered a PFIC. Sportradar does not intend to provide the information necessary for U.S. Holders of Class A Ordinary Shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. In addition, because a mark-to-market election with respect to Sportradar generally does not apply to any equity interests in lower-tier PFICs owned by Sportradar, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by Sportradar that are treated as equity interests in a PFIC for U.S. federal income tax purposes.
If Sportradar is considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares, such a U.S. Holder would generally also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations.
U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in Class A Ordinary Shares.
Information Reporting and Backup Withholding
Information reporting requirements may apply to distributions received by U.S. Holders of Class A Ordinary Shares, and the proceeds received by U.S. Holders on the sale or other taxable the disposition of Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than for U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder is not an exempt recipient and fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the applicable withholding agent) and to certify that it is not subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the Class A Ordinary Shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of Class A Ordinary Shares, and the significant penalties for non-compliance.
The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the Class A Ordinary Shares. Prospective investors should consult their tax advisors concerning the tax consequences to them of an investment in the Class A Ordinary Shares.
Certain Material Considerations Under Swiss Tax Law
The following discussion is a general summary of the material Swiss tax considerations relating to the purchase, ownership and disposition of our Class A Ordinary Shares.
Withholding Tax
Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by the Company to a shareholder of Class A Ordinary Shares (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (Verrechnungssteuer) (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution). The repayment of the nominal value of the Class A Ordinary Shares and any repayment of qualifying additional paid in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to Withholding Tax. Subject to certain other conditions, the proceeds from the Class A Ordinary Shares will qualify as capital contribution reserves less the nominal value of the Class A Ordinary Shares.
The Withholding Tax will also apply to payments (exceeding the respective share capital and used capital contribution reserves) upon a repurchase of Class A Ordinary Shares by the Company, (i) if the Company’s share capital is reduced upon such repurchase (redemption of shares), (ii) if the total of repurchased shares exceeds 10% of the Company’s share capital or (iii) if the repurchased Class A Ordinary Shares are not resold within six years after the repurchase. This six year deadline to resell the repurchased Class A Ordinary Shares is suspended for so long as the Class A Ordinary Shares are reserved to cover obligations under convertible bonds, option bonds or employee stock option plans (in the case of employee stock option plans, the maximum suspension is six years). In the event of a taxable share repurchase, Withholding Tax is imposed on the difference between the repurchase price and the sum of the nominal value of the repurchased Class A Ordinary Shares and capital contribution reserves paid back upon the repurchase. The Company is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 days of the due date of such distribution.
As the Company is not listed on a Swiss stock exchange, the Company will not be subject to restrictions on the payment of dividends out of capital contribution reserves applicable to Swiss listed companies. It is at the discretion of the Company to decide whether to distribute a dividend out of capital contributions reserves free of Swiss withholding tax and/or out of profit/retained earnings/non-qualifying reserves subject to Swiss withholding tax.
Swiss resident individuals who hold their shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income statements or income tax return, as the case may be.
Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland (“Tax Treaty”) and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of Class A Ordinary Shares and the procedures for claiming a refund of the Withholding Tax.
Switzerland is a party to Tax Treaties with respect to income taxes with more than 100 countries. More treaties have been initiated or signed but are not yet in force. Besides these bilateral treaties, Switzerland has entered into an agreement with the European Union containing provisions on taxation of dividends and dividend withholding tax reductions which apply with respect to certain related parties tax resident in European Union member states.
Swiss Federal Stamp Taxes
The Swiss Federal Issuance Stamp Tax (Emissionsabgabe) of 1% on either proceeds from an issuance of the Class A Ordinary Shares or capital increases will be borne by the Company.
The issuance and the delivery of the (newly created) Class A Ordinary Shares to the initial shareholders at the initial public offering price in September 2021 was not subject to Swiss Federal Securities Transfer Stamp Tax (Umsatzabgabe). The subsequent purchase or sale of Class A Ordinary Shares, whether by Resident Private Shareholders, Domestic Commercial Shareholders or Non-Resident Shareholders, may be subject to a Swiss federal securities transfer stamp tax at a current rate of up to 0.15%, calculated on the purchase price or the sale proceeds, respectively, if (i) such transfer occurs through or with a Swiss or Liechtenstein bank or by or with involvement of another Swiss securities dealer as defined in the Swiss federal stamp tax act and (ii) no exemption applies.
The following categories of foreign institutional investors that are subject to regulation similar to that imposed by Swiss federal supervisory authorities are exempt from their portion (50%, i.e., 0.075%) of the

Swiss federal securities transfer stamp tax: states and central banks, social security institutions, pension funds, (non-Swiss) collective investment schemes (as defined in the Swiss Collective Investment Law), certain life insurance companies and certain non-Swiss quoted companies and their non-Swiss consolidated group companies.
Swiss collective investment schemes (as defined in the Swiss Collective Investment Law) are also exempt from their portion (50%, i.e., 0.075%) of the Swiss federal securities transfer stamp tax.
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of the Class A Ordinary Shares. The same applies for capital gains on the sale of Class A Ordinary Shares except in certain cases if the capital gain was treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain. For Withholding Tax consequences, see above.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of Class A Ordinary Shares as described above), which are not repayments of the nominal value of the Class A Ordinary Shares or capital contribution reserves, are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. Furthermore, the Swiss federal income tax on dividends, shares in profit, liquidation proceeds and pecuniary benefits from Class A Ordinary Shares (including bonus shares) is reduced to 70% of regular taxation (Teilbesteuerung), if the investment amounts to at least 10% of the share capital of the issuer. On cantonal and communal level similar provisions were introduced but the regulations may vary, depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%.
A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of Class A Ordinary Shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be. Under exceptional circumstances, the tax-free capital gain may be re-characterized into a taxable dividend, in particular upon taxable repurchase of Class A Ordinary Shares as described above. Furthermore, the capital gain may also be re-characterized into taxable income in relation with an indirect partial liquidation or a transposition as defined under Swiss law. When a capital gain is re-characterized as a dividend, the relevant income for tax purposes corresponds to the difference between the repurchase price and the sum of the nominal value of the Class A Ordinary Shares and qualifying additional paid in capital. In certain cases, the capital gain may be treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain.
Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. The same taxation treatment also applies to Swiss-resident individuals who, for Swiss income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealings or leveraged transactions in securities. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on dividends, shares in profit, liquidation proceeds and pecuniary benefits from Class A Ordinary Shares (including bonus shares) is reduced to 70% of regular taxation (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of the share capital of the issuer. On cantonal and communal level, similar provisions were introduced, but the regulations may vary depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if the Class A Ordinary Shares held have a market value of at least CHF 1 million or represent at least 10% of the share capital of the issuer or give entitlement to at least 10% of the profit and reserves of the issuer, respectively. For cantonal and communal income tax purposes the regulations on participation relief are broadly similar, depending on the canton of residency.
Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of Class A Ordinary Shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of Class A Ordinary Shares) for such taxation period. The same taxation treatment also applies to Swiss-resident individuals who, for Swiss income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealings or leveraged transactions in securities. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on a gain realized upon the disposal of Class A Ordinary Shares is reduced to 70% of regular taxation (Teilbesteuerung), if (i) the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law, (ii) the sold shares reflect an interest in the share capital of the Company of at least 10% and (iii) the sold shares were held for at least one year. In most cantons, similar provisions were introduced, but the regulations may vary depending on the canton of residency. Reduction on cantonal and communal level must not exceed 50%. Domestic Commercial Shareholders who are corporate taxpayers may be entitled to participation relief (Beteiligungsabzug), if the Class A Ordinary Shares sold during the tax period (i) reflect an interest in the share capital of the Company of at least 10% or if the Class A Ordinary Shares sold allow for at least 10% of the profit and reserves and (ii) were held for at least one year. For cantonal and communal income tax purposes the regulations on participation relief are broadly similar, depending on the canton of residency. The tax relief applies to the difference between the sale proceeds and the initial costs of the participation (Gestehungskosten), resulting in the taxation of a recapture of previous write-downs of the participation. In certain cases the capital gain may be treated as stemming from the sale of real estate by the competent tax authorities in certain cantons. This could lead to real estate property gains tax being levied on such capital gain.
Swiss Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders holding the Class A Ordinary Shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of the Class A Ordinary Shares.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders are required to report their Class A Ordinary Shares as part of their private wealth and are subject to cantonal and communal wealth tax on any net taxable wealth (including Class A Ordinary Shares).
Domestic Commercial Shareholders are required to report their Class A Ordinary Shares as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.
No wealth or capital tax is levied at the federal level.
International Automatic Exchange of Information in Tax Matters
Switzerland has concluded a bilateral agreement with the European Union on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”). This AEOI Agreement became effective as of January 1, 2017, and applies to all 27 member states as well as Gibraltar. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other countries became effective. Based on this AEOI Agreement and the bilateral AEOI agreements and the implementing laws of Switzerland, Switzerland collects data in respect of financial assets, which may include shares held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in an EU member state or a treaty state from 2017, and exchanges it since 2018. Switzerland has signed and is expected to sign further AEOI agreements with other countries. A list of the AEOI agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance (SIF).
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act (FATCA)
Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force, allowing U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

PLAN OF DISTRIBUTION
We or any of the selling shareholders may sell the securities from time to time to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or any of the selling shareholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a supplement to this prospectus.
In order to comply with the securities laws of some states, if applicable, the Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.
Expenses	Amount To Be Paid
Securities and Exchange Commission Registration Fee	$	*
FINRA Fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the Class A Ordinary Shares and certain other matters of Swiss law will be passed upon for us by Niederer Kraft Frey Ltd. Certain legal matters relating to U.S. law will be passed upon for us by Paul Hastings LLP.
Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Sportradar Group AG as of December 31, 2024 and 2023, and each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG AG, Switzerland, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, expresses an opinion that Sportradar did not maintain effective internal control over financial reporting as of December 31, 2024 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to insufficient design and implementation of controls has been identified and included in management’s assessment. This material weakness was due to insufficient design and implementation of control activities across financial reporting processes through policies that establish what is expected, procedures that set policies into actions and controls to address the risks. The material weakness was also due to an insufficient complement of personnel with appropriate levels of knowledge, experience, and training commensurate with the Company’s structure and internal control requirements.
ENFORCEMENT OF CIVIL LIABILITIES
We are a Swiss corporation, and the majority of our assets are located within Switzerland. In addition, several members of our board of directors reside within Switzerland. As a result, investors may not be able to effect service of process outside Switzerland upon us or such persons, or to enforce judgments obtained against us or such persons in foreign courts predicated solely upon the civil liability provisions of non-Swiss securities laws.
There is doubt that a lawsuit based upon U.S. federal or state securities laws could be brought in an original action in Switzerland and that a foreign judgment based upon U.S. securities laws would be enforced in Switzerland. There is also doubt as to enforceability of judgments of this nature in several of the other jurisdictions in which we operate and where our assets are located.
The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland.
However, if a person has obtained a final and conclusive judgment rendered by a U.S. court which is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceeding set forth by the Swiss Federal Act on International Private Law of December 18, 1987, as amended (Bundesgesetz über das internationale Privatrecht) and the Swiss Federal Act on Civil Procedure of December 19, 2008, as amended (Schweizerische Zivilprozessordnung) and, in certain circumstances, the Swiss Federal Act on Debt Collection and Bankruptcy of April 11, 1889, as amended (Bundesgesetz über Schuldbetreibung und Konkurs). In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of the Swiss Federal Act on International Private Law of December 18, 1987, as amended (Bundesgesetz über das Internationale Privatrecht), which include, among others:
•
the U.S. court having had jurisdiction over the original proceedings from a Swiss perspective;

•
the judgment of such U.S. court is final and non-appealable under U.S. federal or state law;

•
service of process to the defendant was completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant unconditionally participated in the foreign proceedings;

•
the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard;

•
the matter (Verfahren) between the same parties and on the same subject resulting in the judgment of the U.S. court has neither been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland; and

•
the enforcement of the judgment by the U.S. court not being manifestly incompatible with Swiss public policy (schweizerischer Ordre public).

Moreover, a Swiss court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Switzerland are solely governed by Swiss procedural law.
Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swiss law. Rather, Swiss civil procedure provides for the possibility for judicial pre-trial proceedings concerning the precautionary production of evidence (vorsorgliche Beweisführung) only in certain circumstances and under certain conditions. In addition, during the main proceedings, a Swiss court would decide upon the claims for which evidence is required from the parties and the related burden of proof.

23,000,000 Class A Ordinary Shares
Sportradar Group AG

PRELIMINARY PROSPECTUS SUPPLEMENT

(listed in alphabetical order)
Joint Book-Running Managers
Goldman Sachs & Co. LLCJ.P. Morgan
         , 2025